        Attached hereto is an English translation of the original Spanish version of the purchase option contract between Mineria Tecnica Consultores Asociados and Litoral Mining Cooperative Ltd. regarding the Animas concession, dated August 17, 1995. The Company employed translators to translate the above referenced agreement and based on this the undersigned believes that the attached is a fair and accurate English translation of the above referenced agreement.


                                                    /s/ Keith R. Hulley
                                                    -------------------------
                                                    Keith R. Hulley
                                                    Director
                                                    Apex Silver Mines Limited

                                                    Date: August 28, 1997

                                                                   Exhibit 10.17


                                Animas Contract

Witness No. 173 of the inscription of option to buy and irrevocable promise to sell of the mining concessions "Animas" and "Sucesivas Animas" located in San Cristobal canton of the province of Nor Lipez of the department of Potosi, signed between Cooperative Mineria Litoral Ltd. and the company Mineria Tecnica Consultores Asociados S.A. MINTEC S.A.

In the City of La Paz at 5:30 pm August 17, 1995, before me lawyer Maria Esther Vallejos H., Special Notary of Mines and Petroleum and witnesses named at the end who signed. There were present Cooperative Mineral Litoral Ltd. represented by Messrs. Pedro Calcina Quispe, Epifanio Calcina Calcina and Hillarton Calcina Quispe for the one part, and for the other Empresa Mineria Tecnica Consultores Asociados S.A. MINTEC S.A. represented by Ing. Jaime Rubin de Cells Navarro, all of age, empowered by law, residents of this city, whom I swear I know and they said: that they agree to raise to public deed the minute which they have presented to me accompanied by the legalized Act of Assembly of Members of the Cooperative Minera Litoral Ltd. of June 4, 1995, witness of power, mining patents and receipt of bank deposit, whose literal tenor is as follows:

Minute  Special Notary of Mines and Petroleum - In the registries of public
------
mining deed under your charge, please insert the present option to buy and irrevocable promise to sell the mining concessions denominated "Animas" and "Sucesivas Animas", signed under the following clauses:

One, Of the Parties:  They are parties to this contract the Cooperative Minera
--------------------
Litoral Ltd., with juridical personality duly recognized via Resolution No. 00296 dated November 11, 1963, and represented in this contract by Messrs. Pedro Calcina Quispe, Epifario Calcina Calcina and Hilarion Calcina Quispe with special power of attorney sufficient for this act No. 5/1995 officially recorded before the Notary of Mines in the city of Tupiza, dated July 10, 1995, which forms part of this deed.

The company Mineria Tecnica Consultores Asociados S.A. MINTEC S.A., which is a company legally constituted in the country, via public deed No. 4 dated January 11, 1991, given before the Notary of Mines of this city, inscribed in the Commercial Registry with Administrative Resolution no. 26157 dated November 7, 1991, license No. 7-21907-1, TIN No. 2197049, represented in the contract by its General Manager Ing. Jaime Rubin de Celis Navarro.

Second, Declaration of Property. Say that the Mining Cooperative "Litoral Ltd."
--------------------------------
declares itself to be the legitimate and sole concession-holder of the mining concessions denominated "Animas" and "Sucesivas Animas" comprised of 200 and 80 mining claims respectively, for exploitation, on veins, placers and gravels of lead, silver, zinc and other ores, located in the jurisdiction of San Cristobal canton, province of Nor Lipez, department of Potosi, which are found under Executive Title under Law No. 7/1970 dated February 11, 1970 and No. 24/1968 dated August 15, 1968, both duly inscribed in the Mining Registry and the Registry of Real Property, there being found all of the documentation which accredits the rights of property in order, as well as the mining patents paid up to date.

Third, Object of the Contract.  It being agreeable to the Interest of the
-----------------------------
Cooperative in a free and voluntary form, in its status of legitimate concession-holder of the mining concessions "Animas" and "Sucesivas Animas", it is given in favor of the company Mineria Tecnica Consultores S.A. MINTEC S.A., represented by Ing. Jaime Rubin de Cells Navarro, of an exclusive and irrevocable character, the right of option to purchase the concessions "Animas" and "Sucesivas Animas" in all of their extension and also their uses, water rights, customs and easements without any limitation whatsoever, assuming the obligation to sell the concessions in accordance with the stipulations of this contract, subject to the unilateral decision of the operator, in conformity with that disposed by Article 64 of the Civil Code, a right which the optioner shall exercise in his favor or in favor of the individual or collective person he may designate.

Fourth, Period.  The option to which the present contract refers will have a
---------------
duration of two years counted from the date of official registry of this document.

Fifth, Authorities of the Optioner.  During the time stipulated for the option,
-----------------------------------
MINTEC S.A. will have the authority and the exclusive right to purchase the concessions and the Cooperative [will have] the irrevocable obligation to sell them, the optioner being able to use this option in his favor, code it or transfer it in favor of any person, likewise it may do, without any limitation whatever and during the referred period, studies, reconnaissance, exploration and exploitation work on the concessions "Animas" and "Sucesivas Animas" being able to obtain samples in the quantities deemed necessary. All of the works of exploration shall be done following appropriate norms and techniques for the purpose. [MINTEC] may also freely enter the concessions without prior authorization it being sufficient the present contract, [and] may use that Infrastructure which may be necessary including the camp. All of the works effected by the optioner shall be at his own risk and expense.

During the life of this contract, the Cooperative may continue its habitual works, without interfering with those of MINTEC.

Sixth, Price of Option and Form of Payment.  The price freely agreed between the
-------------------------------------------
parties for exercise of the purchase option and subsequent transfer of the concessions "Animas" and "Sucesivas Animas" is US$ 150,000 (one hundred fifty thousand american dollars), which shall be paid in the following manner. During the first six months of the life of this contract, no sum will be paid, MINTEC being able to realize its work in a most complete way. From the seventh month of the life of this contract under the twenty-third month inclusive, MINTEC S.A. will pay the Cooperative the sum of US$ 2,000 (two thousand american dollars) monthly, at the end of each month.

If MINTEC S.A. decides to exercise its right of option to purchase before the two years [are up], the monthly payments are suspended and the balance of total price will be paid. If MINTEC S.A. acquires the concessions "Animas" and "Sucesivas Animas", 50% of the monthly payments until that time will be considered as payment counted toward the total price and the other 50% will benefit the Cooperative.

Seventh.  Obligations of the Seller.  During the period of the option, the
-----------------------------------
Cooperative may not sell the concessions to third persons, nor may it lien them or constitute on them any real or personal right, nor give any class of rights, which in any way could affect that conferred on the optioner, under penalty of nullity of whatever contract given in contravention of this clause and without prejudice to payment of damages which may be occasioned.

The Cooperative is also obliged to maintain current its right on the concessions "Animas" and "Sucesivas Animas", and when necessary defend any suit which may be presented against it. The patents during the life of the contract shall be paid by MINTEC.

Eighth.  Execution of the Option.  Should the company in exercise of its right
--------------------------------
given by this contract, decide to execute the option and consequently acquire the concessions "Animas" and "Sucesivas Animas", it will notify the Cooperative of this in writing; within; within seven days of notification, it will sign the corresponding public deed of definitive transfer, against delivery of the balance and complying with the other conditions stipulated in the contract; [should it] not do so, the parties concede sufficient competency and jurisdiction to any district judge of the city of La Paz the authority to extend the corresponding minute of sale.

Ninth.  Renouncement of the Option.  MINTEC S.A. reserves the right to conclude
----------------------------------
[sic] this contract during the period of the option, without demonstration of cause, at any time. To this effect, it will notify the seller of its decision to not exercise the option 30 days in advance and with this notification the present contract will remain concluded, with full right and without need of judicial intervention covered by Article 589 of the Civil Code.

The monies which may have been paid to the seller under this contract shall remain to the benefit of the Cooperative, and the optioner will deliver to the Cooperative the studies and maps elaborated on the concessions "Animas" and "Sucesivas Animas" at no cost. Within 15 days of receipt of notification, the parties oblige themselves to sign the respective minute and public deed of conclusion of the contract, in which it will be stated that the concessions revert to the seller and the optioner is freed of payment of the balance of the total price and monthly quotas.

Tenth.  Priorities for the Cooperative.  During the exploration phase, MINTEC
--------------------------------------
S.A. concedes priority right to the cooperative members for contracting workers in accordance to its needs, equally should it enter the exploitation phase, with priority it will contract Cooperative personnel for these works.

In the event MINTEC does not exercise its right of option, all of the improvements made on the concessions "Animas" and "Sucesivas Animas" will remain in benefit of the Cooperative, however MINTEC may freely withdraw its machinery and equipment from its property.

Eleventh.  Notices.  For the purpose of communications resulting from this
------------------
contract, the parties indicate the following domiciles: La Cooperative Minera "Litoral Ltda", Calle Avenida Arce esquina Peru No. 401, Uyuni telephone 0693-2198. MINTEC S.A. Calle Campos No. 265, P.O. Box 13790, telephone 433800.

Twelfth.  Arbitration.  Any divergence between the contracting parties in
---------------------
relation to this contract shall be resolved via binding arbitration in accordance with dispositions of the Code of Civil Procedure and in the event the third arbiter is not designated by the parties, he shall be designated by the President of the Bolivian Confederation of Private Businessmen.

Thirteenth.  Reaches of this Document.  Until it is raised to public deed, this
-------------------------------------
minute is given the value and effect of a private document.

Fourteenth.  Acceptance.  We Pedro Calcina Quispe, Epifanio Calcina Calcina, and
-----------------------
Hilarion Calcina Quispe, President, Secretary and Treasurer of the Administrative Council, respectively, of the Cooperative Minera Litoral Ltda. For the one part, and for the other Ing. Jaime Rubin de Celis Navarro, legal representative of the company Mineria Tecnica Consultores Asociados S.A. MINTEC S.A., manifest our acceptance and full agreement with the entire tone of the present contract in each and every one of its clauses.



                                        ----------------------------
-------------------                     Dra. Maria Esther Vallejos H.
Nieves Rocha U.                         Special Notes of Mines and Petroleum

Witness
                                        ------------------
                                        Guido Ortiz M.

                                        Witness
           ------------------------
Signed by  Pedro Calcina Quispe

           ----------------------------
Signed by  Epifanio Calcina Clacina

           ---------------------------
Signed by  Hilarion Calcina Quispe

           ------------------------
Signed by  Jaime Rubin de Celis (Mintec S.A.)